LIST OF SUBSIDIARIES


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                                                   STATE/DATE                                                PERCENT
INVESTMENT IN                                     INCORPORATION             OWNED BY                        OWNERSHIP
---------------------------------------------------------------------------------------------------------------------
Columbus Coca-Cola Bottling Company                  Delaware              Consolidated                         100%
                                                     7/10/84

Coca-Cola Bottling Co. of Roanoke, Inc.              Delaware              Consolidated                         100%
                                                     2/5/85

Panama City Coca-Cola Bottling Company               Florida               Columbus CCBC, Inc.                  100%
                                                     10/5/31

Case Advertising, Inc.                               Delaware              Consolidated                         100%
                                                     2/18/88

C C Beverage Packing, Inc.                           Delaware              Consolidated                         100%
                                                     3/15/88

Tennessee Soft Drink Production Company              Tennessee             Consolidated Volunteer, Inc.         100%
                                                     12/22/88

The Coca-Cola Bottling Company of West               West Virginia         Consolidated                         100%
  Virginia, Inc.                                     12/28/92

Jackson Acquisitions, Inc.                           Delaware              Consolidated                         100%
                                                     1/24/90

CCBCC, Inc.                                          Delaware              Consolidated                         100%
                                                     12/20/93

Coca-Cola Bottling Co. Affiliated, Inc.              Delaware              Consolidated                         100%
                                                     4/18/35

Metrolina Bottling Company                           Delaware              Consolidated                         100%
                                                     5/21/93

COBC, Inc.                                           Delaware              Columbus Coca-Cola                   100%
                                                     11/23/93                Bottling Company

ECBC, Inc.                                           Delaware              Coca-Cola Bottling Co.               100%
                                                     11/23/93                Affiliated, Inc.

MOBC, Inc.                                           Delaware              CC Beverage Packing, Inc.            100%
                                                     11/23/93

NABC, Inc.                                           Delaware              Consolidated Volunteer, Inc.         100%
                                                     11/23/93

                                                   STATE/DATE                                                PERCENT
INVESTMENT IN                                     INCORPORATION             OWNED BY                        OWNERSHIP
---------------------------------------------------------------------------------------------------------------------
PCBC, Inc.                                           Delaware              Panama City Coca-Cola                100%
                                                     11/23/93              Bottling Company

ROBC, Inc.                                           Delaware              Coca-Cola Bottling Co. of            100%
                                                     11/23/93              Roanoke, Inc.

WCBC, Inc.                                           Delaware              Coca-Cola Bottling Co.               100%
                                                     11/23/93                Affiliated, Inc.

WVBC, Inc.                                           Delaware              The Coca-Cola Bottling               100%
                                                     11/23/93                Company of West
                                                                             Virginia, Inc.

Coca-Cola Ventures, Inc.                             Delaware              Coca-Cola Bottling Co.               100%
                                                     6/17/93                 Affiliated, Inc.

Whirl-i-Bird, Inc.                                   Tennessee             Consolidated                         100%
                                                     11/3/86

Coca-Cola Bottling Company of                        North Carolina        Consolidated / Affiliated            100%
  North Carolina, LLC                                12/18/95

Category Management Consulting, LLC                  North Carolina        Consolidated/Roanoke                 100%
                                                     6/29/95

Chesapeake Treatment Company, LLC                    North Carolina        Consolidated/Case Adv.               100%
                                                     6/5/95

Consolidated Volunteer, Inc.                         Delaware              Consolidated                         100%
                                                     12/11/96

Coca-Cola Bottling Company of                        Delaware              CC Beverage/                         100%
  Alabama, LLC                                       12/17/96                Consolidated

Coca-Cola Bottling Company of                        Alabama               CCBC of Alabama, LLC /               100%
  Mobile, LLC                                        12/20/96                CC Beverage

CCBC of Nashville, LP                                Tennessee             CCBC of Tennessee, LLC /             100%
                                                     12/20/96                Consolidated Volunteer

Coca-Cola Bottling Company of                        Tennessee             CCBC of Roanoke/                     100%
  Tennessee, LLC                                     12/12/96                Consolidated

Consolidated Leasing, LLC                            North Carolina        Consolidated/CCBC of WV              100%
                                                     1/14/97

                                                   STATE/DATE                                                PERCENT
INVESTMENT IN                                     INCORPORATION             OWNED BY                        OWNERSHIP
---------------------------------------------------------------------------------------------------------------------

Thomasville Acquisitions, Inc.                       Delaware              Consolidated                         100%
                                                     1/8/97

Thomasville Coca-Cola Bottling Co.                   North Carolina        Consolidated                         100%
                                                     6/3/32

TOBC, Inc.                                           Delaware              Thomasville CCBC                     100%
                                                     3/24/97

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